As filed with the Securities and Exchange Commission on February 12, 2004

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ____________________________________
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ____________________________________
                                 SURGICARE, INC.
             (Exact name of Registrant as specified in its charter)


                Delaware                                58-1597246
      (State or other jurisdiction                   (I.R.S. Employer
           of incorporation or                    Identification Number)
              organization)

     12727 Kimberly Lane, Suite 200                    Keith LeBlanc
          Houston, Texas 77024                12727 Kimberly Lane, Suite 200
             (713) 973-6675                        Houston, Texas 77024
    (Address, including zip code, and                 (713) 973-6675
       telephone number, including          (Name, address, including zip code,
       area code, of registrant's             and telephone number, including
      principal executive offices)           area code, of agent for service)




                        Individual Compensation Agreement
                            (Full Title of the Plans)
                                _________________
                                    copy to:
                                   Lee Polson
                            Strasburger & Price, LLP
                         600 Congress Avenue, Suite 2600
                               Austin, Texas 78701
                                  512-499-3600
                               512-536-5719 (fax)
                                _________________

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                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

         Title of                                     Proposed Maximum        Proposed Maximum         Amount of
     Securities To Be            Amount Being          Offering Price             Aggregate          Registration
        Registered              Registered(1)           Per Share(2)          Offering Price(2)           Fee
---------------------------- --------------------- ----------------------- ------------------------ ----------------
Common Stock, par value            136,000                 $0.59                   $80,240              $10.17
$0.005 per share
============================ ===================== ======================= ======================== ================
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(1)  Pursuant to Rule 416 under the  Securities  Act of 1933,  as  amended,  the number of shares of the registrant's common stock registered hereunder will be  adjusted  in the event of stock  splits,  stock  dividends  or  similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the common stock as reported by the American Stock Exchange on February 2, 2004.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.      Incorporation of Documents by Reference

The following documents filed by the registrant (SEC file number 001-16587) with the Commission are hereby incorporated by reference:

Form 10-KSB for fiscal year ended December 31, 2002, filed with the Commission on April 15, 2003;

Form 10-QSB for the fiscal quarter ended March 31, 2003, filed with the Commission on May 15, 2003.

Form 10-QSB for the fiscal quarter ended June 30, 2003; filed with the Commission on August 19, 2003.

Form 10-QSB for the fiscal quarter ended September 30, 2003; filed with the Commission on November 20, 2003.

Form 8-K filed with the Commission on February 2, 2004

Form 8-K filed with the Commission on November 25, 2003.

Form 8-K filed with the Commission on November 19, 2003.

Form 8-K filed with the Commission on August 22, 2003.

Form 8-K filed with the Commission on August 20, 2003.

Form 8-K filed with the Commission on August 4, 2003.

Form 8-K filed with the Commission on May 15, 2003.

Form 8-K filed with the Commission on April 1, 2003.

Form 8-K filed with the Commission on January 29, 2003.

Form DEF A14A filed with the Commission on November 19, 2003.

The description of registrant's common stock contained in its Registration Statement on Form 10-SB/A filed with the Commission on January 28, 2000.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The statements in this document will modify and supercede any inconsistent statements contained in a document incorporated or deemed incorporated in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.      Description of Securities

             Not Applicable.

Item 5.      Interest of Named Experts and Counsel

             Not Applicable.

Item 6.      Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Registrant's bylaws provide that registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the general corporation law of Delaware and the Certificate of Incorporation.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.

Item 7.      Exemption from Registration Claimed

             Not Applicable.

Item 8.      Exhibits

             The following exhibits are filed as part of this Registration
             Statement:


Exhibit No.                       Identification of Exhibit
___________________________________________________________

5.4      Opinion of Strasburger & Price, LLP, regarding legality
23.7     Consent of Counsel (included in Exhibit 5.4)
23.8 Consent of Weinstein Spira & Company, P.C., independent public accountants
99.8 List of parties being issued shares pursuant to this registration statement.

________________________________________________________________________________


Item 9.      Undertakings

The undersigned registrant undertakes:

     (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (1) include any prospectus required by section 10(a)(3) of the Securities Act.

          (2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission as required by to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (3) To include any additional or changed material information on the plan of distribution.

     (b) That, for determining liability under the Securities Act of 1933, the Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

The undersigned Registrant undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report as required by Section 13(a) or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Because indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, and controlling persons of the Registrant according to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 5, 2004.

                                          SURGICARE, INC.


                                          By:  /s/ Keith LeBlanc
                                               _______________________________
                                               Keith LeBlanc, Chief
                                               Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
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

Signature                                   Title                                        Date
_________                                   _____                                        ____

/s/ Keith LeBlanc                           Director, President and Chief                February 12, 2004
_________________________                   Executive Officer
Keith LeBlanc


/s/ Phillip C. Scott                        Chief Financial Officer                      February 12, 2004
_________________________                   and Secretary
Phillip C. Scott


/s/ Michael Mineo                           Director                                     February 12, 2004
_________________________
Michael Mineo, DPM


/s/ Bruce Miller                            Director                                     February 12, 2004
_________________________
Bruce Miller, DPM

/s/ Sherman Nagler                          Director                                     February 12, 2004
_________________________
Sherman Nagler, DPM


/s/ Jeffrey Penso                           Director                                     February 12, 2004
_________________________
Jeffrey Penso, DPM


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